THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

TAG OIL LTD.

SUBSCRIPTION AGREEMENT FOR COMMON SHARES
(Canadian and Non-US Persons)

TO:	TAG OIL LTD.

AND TO:	CANACCORD CAPITAL CORPORATION (the “Underwriter”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from TAG Oil Ltd. (the “Corporation”) that number of common shares of the Corporation (the “Common Shares”) set out on page 2 at a price of $0.75 per Common Share (the “Subscription Price”) for the aggregate subscription price (the “Aggregate Subscription Price”) set out on page 2. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation, the Underwriter and their respective counsel may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

Please make sure that your subscription includes:

1.	one (1) signed copy of this Subscription Agreement with the information on pages 2, 3 and 4 completed;

2.

a certified cheque or bank draft in an amount equal to the Aggregate Subscription Price, payable in Canadian funds to “Canaccord Capital Corporation” unless other acceptable payment arrangements have been made;

3.	if a resident of Canada, one completed and duly executed copy of the subscriber certificate in the form attached to this Subscription Agreement as Schedule “B”; and

4.	if applicable, TSX-V Form 4C Corporate Placee Registration Form in the form attached to this Subscription Agreement as Schedule “C”.

Please deliver your subscription to: Suite 3000, 161 Bay Street, Toronto, ON M5J 2S1, Attention: Jennifer Leung, Fax: (416) 869-7706

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

OTHER INFORMATION TO BE COMPLETED BY EACH SUBSCRIBER

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule “C”)
The Subscriber, if not an individual (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

has previously filed with the TSX Venture Exchange (the “TSX-V”) a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX-V up to the date of this Agreement; or

hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto for filing with the TSX-V; and

B.	Present Ownership of Securities of the Corporation
The Subscriber either [CHECK APPROPRIATE ITEM]:

does not own, directly or indirectly, or exercises control or direction over, any common shares in the capital of the Corporation or securities convertible into common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein); or

owns directly or indirectly, or exercises control or direction over, common shares in the capital of the Corporation and options, warrants and convertible securities entitling the Subscriber to acquire an additional common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein).

C.	Insider Status
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT an “Insider” of the Corporation as defined in the (Securities Act) British Columbia;

is an “Insider” of the Issuer as defined in the Securities Act (British Columbia), namely:
(a) a director or senior officer of the issuer;
(b) a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
(c) a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or
(d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.	Member of “Pro Group”
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT a Member of the “Pro Group” as defined in the Rules of the TSX-V; or

is a Member of the “Pro Group” as defined in the Rules of the TSX-V, namely: “Pro Group”
means:

	1.	Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:
		(a)	the member (i.e. a member of the TSX-V under its requirements);
		(b)	employees of the member;
		(c)	partners, officers and directors of the member;
		(d)	affiliates of the member; and
		(e)	associates of any parties referred to in subparagraphs (a) through (d).

2.

The TSX-V may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX-V determines that the person is not acting at arm’s length of the member;

3.

The TSX-V may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX-V determines that the person is acting at arm’s length to the member; and

	4.	The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
		(a)	the person is an affiliate or associate of the member acting at arm’s length to the member;
		(b)	the associate or affiliate has a separate corporate and reporting structure;
		(c)	there are sufficient controls on information flowing between the member and the associate or affiliate; and
		(d)	the member maintains a list of such excluded persons.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES

PART 1 - INTERPRETATION

1.1	Definitions

     Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Aggregate Subscription Price” has the meaning ascribed to such term on the front page of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto or Vancouver are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (British Columbia).

“Corporation” means TAG Oil Ltd. and includes any successor corporation to or of the Corporation.

“Offering” means the offering of Common Shares pursuant to this Subscription Agreement and the Underwriting Agreement.

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces of Canada, and the rules of the TSX-V.

“Subscriber” means the subscriber for Common Shares as set out on page 2 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Part or Section; and the expression “Part” or “Section” followed by a number means and refers to the specified Part or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Common Shares, a copy of which is attached hereto as Schedule “A”.

“TSX-V” means the TSX Venture Exchange.

“Underwriting Agreement” means the underwriting agreement to be dated effective as of May 12, 2006 entered into between the Underwriter and the Corporation in respect of the Offering.

“Underwriter” means Canaccord Capital Corporation.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Gender and Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender.

1.3	Currency

     Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4	Subdivisions, Headings and Table of Contents

     The division of this Subscription Agreement into Parts, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Part, Section, Subsection, paragraph, clause or Schedule are to the applicable part, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

PART 2 - SCHEDULES

2.1	Description of Schedules

     The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” Term Sheet

Schedule “B” Subscriber Certificate

Schedule “C” Form 4C Corporate Placee Registration Form

Schedule “D” Acknowledgement – Personal Information

PART 3 - SUBSCRIPTION FOR COMMON SHARES

3.1	Subscription for the Common Shares

     The Subscriber hereby confirms its irrevocable subscription for the number of Common Shares set out on page 2 hereof from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Aggregate Subscription Price which is payable as described in Part 4.

3.2	Acceptance and Rejection of Subscription by the Corporation

     The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Common Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Underwriter representing the Aggregate Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Aggregate Subscription Price for that portion of the subscription for the Common Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

PART 4 - CLOSING

4.1	Closing

     Delivery and sale of the Common Shares and payment of the Aggregate Subscription Price will be completed (the “Closing”) at the offices of the Underwriter’s counsel, Bennett Jones LLP, 4500 Bankers Hall East, 855 2nd Street SW, Calgary, Alberta T2P 4K7 at 8:00 a.m. (Calgary time) (the “Closing Time”) on June 1, 2006 or such other place or date or time as the Corporation and the Underwriter may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Underwriting Agreement have been complied with to the satisfaction of the Underwriter, or waived by it, the Underwriter shall deliver to the Corporation all completed Subscription Agreements and payment of the Aggregate Subscription Price for all of the Common Shares sold pursuant to the Underwriting Agreement against delivery by the Corporation of certificates representing the Common Shares and such other documentation as may be required pursuant to this Subscription Agreement and the Underwriting Agreement.

4.2	Authorization of the Underwriter

     The Subscriber irrevocably authorizes the Underwriter in its sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Underwriter, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)

to receive certificates representing the Common Shares, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Common Shares and to exercise any rights of termination contained in the Underwriting Agreement;

(b)

to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement, the Underwriting Agreement or any ancillary or related document;

(c)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Underwriter in its sole discretion may determine; and

(d)	without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Underwriting Agreement.

PART 5 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1	Representations and Warranties of the Corporation

     By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Underwriter as set forth in the Underwriting Agreement. Such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Common Shares and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Underwriting Agreement.

PART 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation and the Underwriter (and acknowledges that the Corporation, the Underwriter and their respective counsel are relying thereon) as follows:

(a)

The Subscriber and each beneficial person for whom it is acting is a resident in the jurisdiction set out on the page following the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Common Shares.

(b)

The Subscriber has properly completed, executed and delivered to the Corporation within the applicable time period the certificate (dated as of the date hereof) set forth in Schedule “B” and the information contained therein is true and correct.

(c)

The Subscriber is aware that the Common Shares have not been and will not be registered under the U.S. Securities Act, or the securities legislation of any state and agrees that the Common Shares may not be offered or sold, directly or indirectly, in the United States or to or for the account or benefit of any U.S. Person without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration and it acknowledges that the

Corporation has no obligation to file and no present intention of filing a registration statement under the U.S. Securities Act in respect of the Common Shares.

(d)

The Subscriber or any person for whom it is acting is neither a U.S. Person nor subscribing for the Common Shares for the account or benefit of a U.S. Person or for resale in the United States and the Subscriber confirms that the Common Shares have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States.

(e)

The Common Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Common Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered.

(f)	If the Subscriber (or any beneficial purchaser for whom it is acting) is resident of an international jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)

the Subscriber is knowledgeable of securities legislation having application or jurisdiction over the Subscriber and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(ii)

the Subscriber is purchasing the Common Shares pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that international jurisdiction, and the Corporation does not have any filing obligations in the international jurisdiction;

(iii)

no laws in the international jurisdiction require or will require the Corporation to make any filings, comply with any disclosure, prospectus or reporting requirements or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

	(iv)	the Subscriber will deliver to the Corporation such further evidence of the Subscriber’s qualifications thereunder as the Corporation may require;

	(v)	the Common Shares are being acquired for investment only and not with a view to resale and distribution within the international jurisdiction; and

	(vi)	the Subscriber will not sell or otherwise dispose of the Common Shares except in accordance with applicable Canadian securities laws.

(g)

The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Common Shares and the completion of the transactions described herein by the Subscriber will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(h)	The Subscriber is subscribing for the Common Shares as principal for its own account and not for the benefit of any other person (within the meaning of Securities Laws), for investment only and not with a view to resale or distribution of all or any of the Common Shares or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Common Shares for whom it is acting.

(i)

In the case of a subscription for the Common Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of the Common Shares and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding obligation of, such principal.

(j)

In the case of a subscription for the Common Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Subscriber. This Subscription Agreementi s enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(k)	If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:

(i)

a corporation, the Subscriber has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to observe and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof;

(ii)

a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to observe and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof; or

(iii)

an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement, to subscribe for the Common Sharesas contemplated herein and to observe and perform his or her covenants and obligations hereunder.

(l)

Other than the Underwriter, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Common Shares, the Subscriber covenants to indemnify and hold harmless the Corporation and the Underwriter with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(m)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person.

(n)

If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(o)

The Subscriber, and each beneficial person for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Common Shares and with respect to the resale restrictions imposed by the Securities Laws of the province in which the Subscriber resides and the Subscriber is solely responsible (and neither the Corporation nor the Underwriter are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(p)

The Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Common Shares was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Corporation or the Underwriter. The Subscriber’s decision to subscribe for the Common Shares was based solely upon this Subscription Agreement and the Term Sheet and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Underwriter).

(q)	The Subscriber is not purchasing Common Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

(r)	No person has made any written or oral representations:

	(i)	that any person will resell or repurchase the Common Shares;

	(ii)	that any person will refund the Aggregate Subscription Price; or

	(iii)	as to the future price or value of the Common Shares.

(s)

The subscription for the Common Shares has not been made through or as a result of, and the distribution of the Common Shares is not being accompanied by any advertisement, including without limitation in printed public media of general and regular paid circulation, radio, television or telecommunications or other form of advertisement, including electronic display, or as part of a  general solicitation.

(t)

There are risks associated with the purchase of and investment in the Common Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Common Shares, fully understands the restrictions on resale of the Common Shares and is able to bear the economic risk of an investment in the Common Shares.

(u)	The Subscriber is able to bear the economic risk of loss of its investment in the Common Shares.

(v)	Neither the Subscriber nor any party on whose behalf it is acting is an investment club.

(w)	Except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person for the purposes of acquiring securities of the Corporation.

(x)

If you are resident in, or are otherwise subject to the securities laws of, the Province of British Columbia, Alberta or Ontario, then one or more of paragraphs 6.1(x)(i), 6.1(x)(ii), 6.1(x)(iii), 6.1(x)(iv) or 6.1(x)(v) applies to you:

(i)	Accredited Investors (applicable to all Canadian Purchasers):

(a) you are either purchasing the Common Shares:

(A)

as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares or you are deemed under NI 45-106 to be purchasing the Common Shares as principal and you are an “accredited investor” within the meaning of NI 45-106; or

(B)

as agent for a beneficial purchaser disclosed on the execution pages of this Agreement, and you are an agent or trustee with proper authority to execute all documents required in connection with the purchase of the Common Shares on behalf of such disclosed beneficial purchaser and such disclosed beneficial purchaser for whom you are contracting hereunder is purchasing as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares or is deemed under NI 45-106 to be purchasing the Common Shares as principal and is an “accredited investor” within the meaning of NI 45-106;

(b)

if you are, or the beneficial purchaser for whom you are contracting hereunder is, as the case may be, a person, other than an individual or investment fund, that has net assets of at least $5,000,000, you were not, or the beneficial purchaser for whom you are contracting hereunder was not, as the case may be, created or used solely to purchase or hold securities as an accredited investor; and

(c)	you have concurrently executed and delivered a certificate in the form attached as Schedule “B” hereto.

(ii)	Minimum Amount Investment (applicable to all Canadian Purchasers):

	(a)	you are either purchasing the Common Shares:

(A)

as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and the aggregate acquisition cost, payable by you in cash, for the Common Shares is not less than $150,000; or

(B)

as agent for a beneficial purchaser disclosed on the execution pages of this Agreement, and you are an agent or trustee with proper authority to execute all documents required in connection with the purchase of the

Common Shares on behalf of such disclosed beneficial purchaser and such disclosed beneficial purchaser for whom you are contracting hereunder is purchasing as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and the aggregate acquisition cost, payable by such beneficial purchaser in cash, for the Common Shares is not less than $150,000; and

(C)

you were not, or the beneficial purchaser for whom you are contracting hereunder was not, as the case may be, created or used solely to purchase or hold securities in reliance on this exemption from the prospectus requirement.

(iii)	Affiliates (applicable to all Canadian Purchasers):

	(a)	you are either purchasing the Common Shares:

(A)

as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and you are an “affiliate” within the meaning of NI 45- 106 of the Corporation; or

(B)

as agent for a beneficial purchaser disclosed on the execution pages of this Agreement, and you are an agent or trustee with proper authority to execute all documents required in connection with the purchase of the Common Shares on behalf of such disclosed beneficial purchaser and such disclosed beneficial purchaser for whom you are contracting hereunder is purchasing as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and is an “affiliate” within the meaning of NI 45-106 of the Corporation; and

(b)	you have concurrently executed and delivered a certificate in the form attached as Schedule “B” attached hereto.

(iv)	Family, Friends and Business Associates (applicable to all Canadian Purchasers other than Ontario):

(a)

You are purchasing the Common Shares as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and no other person will have a beneficial interest in the Common Shares and you are one or more of:

		(A)	a “director”, “executive officer” or “control person” of the Corporation, or of an “affiliate” of the Corporation (within the meaning of NI 45-106);

(B)

a “spouse” (within the meaning of NI 45-106), parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(C)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(D)

a close personal friend (by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual) of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(E)

a close business associate (by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual) of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(F)	a “founder” (within the meaning of NI 45-106) of the Corporation or a spouse, parent, grandparent, brother, sister or child of a founder of the Corporation;

(G)

a close personal friend (by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual) or close business associate (by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual) of a founder of the Corporation;

(H)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

(I)

a “person” (within the meaning of NI 45-106) of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in clauses (A) to (H) above; or

	(J)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in clauses (A) to (H) above; and

(b)	you have concurrently executed and delivered a certificate in the form attached as Schedule “B” attached hereto.

(v)	Founder, Control Person and Family (applicable only in Ontario):

(a)

You are purchasing the Common Shares as principal and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares and no other person will have a beneficial interest in the Common Shares and you are one or more of:

		(A)	a “founder” (within the meaning of NI 45-106) of the Corporation;

		(B)	an “affiliate” (within the meaning of NI 45-106) of a founder of the Corporation;

		(C)	a “spouse” (within the meaning of NI 45-106), parent, brother, sister, grandparent or child of a director, executive officer or founder of the Corporation; or

		(D)	a “person” that is a “control person” (within the meaning of NI 45-106) of the Corporation; and

	(b)	you have concurrently executed and delivered a certificate in the form attached as Schedule “B” attached hereto.

6.2	Acknowledgments of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)	The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)
No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of, or investing in, the Common Shares and there is no government or other insurance covering the Common Shares.

(c)	There are restrictions on the Subscriber’s ability to resell the Common Shares and compliance with all such restrictions is the responsibility of the Subscriber.

(d)
The Common Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Common Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Underwriter is in any way responsible) for such compliance.

(e)
The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and to sell securities through a person registered to sell securities under Securities Laws (if applicable) and, as a consequence of acquiring the Common Shares pursuant to such exemption(s), certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber, the Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws and the Corporation is relieved from certain obligations that would otherwise apply under Securities Laws;

(f)	The certificates representing the Common Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert date that is four (4) months and one (1) day after the Closing Date].

 Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

(g)
The Underwriter and/or its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(h)
The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation and the Underwriter with filing all documentation required by the applicable Securities Laws to permit the subscription for the Common Shares and the issuance of the Common Shares.

(i)
The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for Common Shares under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Underwriter and each of their directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(j)
The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(k)	The Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Common Shares.

(l)
The funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Underwriter hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

PART 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

     The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Underwriter (as provided herein) as if they had been made by the Subscriber at the Closing Time and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

     The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Underwriter with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Underwriter as if they had been made by the Subscriber at the Closing Time, and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

PART 8 - MISCELLANEOUS

8.1	Further Assurances

     The Subscriber, upon the request of the Corporation, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2	Collection of Personal Information

     The Subscriber acknowledges and consents to the fact that the Corporation and the Underwriter are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation and Underwriter retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation or the Underwriter may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation or the Underwriter, as the case may be, may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

(a)

for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Underwriter and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)	for use and disclosure to the Corporation’s transfer agent and registrar;

(c)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d)	disclosure to securities regulatory authorities (including the TSX-V) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e)

disclosure to a governmental or other authority (including the TSX-V) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f)	disclosure to professional advisers of the Corporation or the Underwriter in connection with the performance of their professional services;

(g)	disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h)	disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(i)	for use and disclosure as otherwise required or permitted by law.

The Subscriber further acknowledges and agrees that the TSX-V collects personal information in forms submitted by the Corporation, which will include personal information regarding the Subscriber. The Subscriber agrees that the TSX-V may use this information in the manner provided for in Appendix 6(a)

to the TSX-V Corporate Finance Policy Manual, a copy of which is attached as Schedule ”D” to this Subscription Agreement.

8.3	Notices

     (a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

          (i) in the case of the Corporation, to:

TAG Oil Ltd.
Suite 400, 534 – 17th Avenue SW
Calgary, Alberta T2S 0B1

Attention: Drew Cadenhead
                   President and Chief Executive Officer
Fax: (403) 770-1935

with a copy to :

Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, British Columbia
V7X 1L3

Attention: Peter Kalbfleisch
Fax: (604) 631-3377

          (ii) in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Underwriter at:

Canaccord Capital Corporation
Suite 2200 – 450 1st Street SW
Calgary, Alberta T2P 5P8

Attention: Richard Cawkwell
Fax: (403) 508-3866

with a copy to :

Bennett Jones LLP
855 2nd Street SW, Suite 4500
Calgary, Alberta
T2P 4K7

Attention: John Kousinioris
Fax: (403) 265-7219

     (b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) A party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing provisions.

8.4	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.5	Costs and Expenses

     All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.6	Applicable Law

     This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.7	Entire Agreement

     This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.

8.8	Amendment

     This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.9	Counterparts

     This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.10	Assignment

     This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.11	Severability

     The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

8.12	Enurement

     This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.13	Language

     Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Common Shares and this Subscription Agreement be drawn up in the English language only. La Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons spéciaux et à la présente convention de souscription soient rédigés en anglais seulement.

     The Corporation hereby accepts the subscription for Common Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable schedules) this ______ day of June, 2006.

TAG OIL LTD.

Per:
Authorized Signing Officer

SCHEDULE “A”

TAG OIL LTD.
Terms of Issue

Issue:	40,000,000 Common Shares

Issue Price:	$0.75 per Common Share

Amount of Issue:	$30,000,000

Selling Jurisdictions:	The Common Shares will be eligible for sale in Alberta, British Columbia, and Ontario (the “Selling Provinces”) and such other provinces as the Corporation and Canaccord agree. The Common Shares may be offered or sold in the United States only by the Corporation to accredited investors by way of private placement pursuant to Sections 4(2) and 4(6) of the U.S. Securities Act and Regulation D promulgated thereunder or by the Underwriter pursuant to Rule 144A under the U.S. Securities Act and in other eligible foreign jurisdictions pursuant to applicable registration exemptions.

Private Placement:	The Common Shares will be sold, on a bought deal basis, in the Selling Provinces pursuant to applicable prospectus exemptions.

Use of Proceeds:	To complete the acquisition of Cheal Petroleum Ltd., PEP 38757 Ltd. and PEP 38758 Ltd., participate in the development of the Cheal oil field and continue the Corporation’s exploration, drilling and seismic surveys in New Zealand as well as for working capital purposes.

Hold Period	The Common Shares will be subject to a four month hold period.

Underwriter:	Canaccord Capital Corporation 100%

Commission:	Canaccord Capital will be entitled to a commission of 6.0% of the total gross proceeds payable upon Closing of the Offering.

Due Diligence:

Canaccord Capital will have the right to conduct adequate due diligence, inquiries and investigations and obtain satisfactory results therefrom, including satisfactory due diligence with the Corporation’s auditors. The Corporation will use its reasonable commercial efforts to have its auditors and independent engineers attend any and all oral diligence sessions.

Closing:	On or about June 1, 2006, or such other date as mutually agreed upon by the Corporation and Canaccord.

SCHEDULE “B”

SUBSCRIBER CERTIFICATE

In connection with the purchase of common shares (the “Common Shares”) of TAG Oil Ltd. (the “Corporation”), the undersigned hereby represents, warrants and certifies that:

I.	ALL SUBSCRIBERS

1.

 the Purchaser (the undersigned or, if the undersigned is purchasing the Common Shares as agent on behalf of a disclosed beneficial purchaser who is purchasing the Common Shares as principal, such beneficial purchaser being referred to herein as the “Purchaser”) is resident in the Province of British Columbia, Alberta or Ontario or is subject to the securities laws of the Province of British Columbia, Alberta or Ontario;

2.

 the Purchaser is purchasing the Common Shares as principal or is deemed under National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian SecuritiesAdministrators (“NI 45-106”) to be purchasing the Common Shares as principal; and

3.	one of the following sections (II), (III), (IV), (V), or (VI) applies (please initial the appropriate line below):

II.	ACCREDITED INVESTOR EXEMPTION
_____________ the Purchaser is an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion as set out in appendix “A” to this certificate (YOU MUST ALSO INITIAL THE APPROPRIATE LINE IN APPENDIX A TO THIS CERTIFICATE).

III.	AFFILIATE EXEMPTION
_____________ the Purchaser is an “affiliate” within the meaning of NI 45-106 of the Corporation.

IV.	BRITISH COLUMBIA AND ALBERTA, SUBSCRIBERS PURCHASING UNDER THE “FAMILY, FRIENDS AND BUSINESS ASSOCIATES” EXEMPTION

1	the Purchaser is (please initial the appropriate line below):
(a) a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(b) a spouse, parent, grandparent, brother, sister or child of (name of person) a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(c) a parent, grandparent, brother, sister or child of the spouse of (name of person) a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

2

(d)

___________ a close personal friend (by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual) of ______________ (name of person) a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(e)

___________ a close business associate (by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual) of (name of person) a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(f)

___________ a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend (by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual) or close business associate (by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual) of _____________ (name of person) a founder of the Corporation;

(g)	___________ a parent, grandparent, brother, sister or child of the spouse of (name of person) a founder of the Corporation;

(h)

___________ a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in subsections 4(a) to 4(g) above; or

(i)	___________ a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in subsections 4(a) to 4(g) above.

V.	ONTARIO SUBSCRIBERS PURCHASING UNDER THE “FOUNDER, CONTROL PERSON AND FAMILY” EXEMPTION

1.	the Purchaser is (please initial the appropriate line below):

	(a)	__________ a founder of the Corporation;

	(b)	__________ an affiliate of ___________________________ (name of person) a founder of the Corporation;

	(c)	__________ a spouse, parent, brother, sister, grandparent or child of (name of person) a director, executive officer or founder of the Corporation; or

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(d)	__________ a control person of the Corporation.

VI.	MINIMUM PURCHASE PRICE EXEMPTION

_____________the aggregate acquisition cost of the Common Shares purchased by the Purchaser is not less than $150,000 paid in cash at the time of the trade and the Purchaser has not been created or used solely to purchase or hold securities in reliance on this exemption.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Common Shares and acknowledges that they will survive the completion of the issue of the Common Shares.

The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Purchaser as a purchaser of the Common Shares and that this certificate is incorporated into and forms part of the Subscription Agreement and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Common Shares.

Dated: ________________________, 2006.

_______________________________________

Print name of Purchaser

By: ____________________________________
       Signature

       ____________________________________
       Title

       ____________________________________
       (please print name of individual whose signature
       appears above, if different from name of purchaser
       printed above)

Appendix A to Schedule B

Accredited Investor - (defined in NI 45-106) means:

(a)	a Canadian financial institution or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)

a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada,

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquired securities in the circumstances referred to in sections 2.10

[Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) immediately above that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

(o)

an investment fund that distributes or had distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

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(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account by the trust company or trust corporation, as the case may be,

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

	(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

	(ii)	In Ontario, is purchasing a security that is not a security of an investment fund,

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) and paragraph (i) in form and function,

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

	(i)	an accredited investor, or

	(ii)	an exempt purchaser in British Columbia or Alberta.

NOTE:	The investor should initial or place a check-mark beside the portion of the above definition applicable to the investor.

For the purposes hereof:

(w)	“Canadian financial institution” means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(x)

“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(y)	“eligibility adviser” means

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

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(i)

in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

	(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(z)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	Performing a policy-making function in respect of the issuer;

(aa)	“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(bb)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(cc)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(dd)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(ee)	“person” means

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(ff)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets.

(gg)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

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(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(hh)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars

SCHEDULE “C”

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: ______________________________________________________________________________________________

	(b)	Complete Address: ____________________________________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ____________________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? _______________________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _________________________________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in _____________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 1
(as at March 11, 2004)

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ________________on _____________________.

       ____________________________________
       (Name of Purchaser - please print)

      ____________________________________
       (Authorized Signature)

      ____________________________________
       (Official Capacity - please print)

       ____________________________________
       (please print name of individual whose signature
       appears above)

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 2
(as at March 11, 2004)

SCHEDULE “D”

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

to conduct background checks,
to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

APPENDIX 6A ACKNOWLEDGEMENT – PERSONAL INFORMATION	Page 1
(as at March 11, 2004)